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                                                                    EXHIBIT 10.8

                              PANHANDLE STATE BANK

                          2004 EXECUTIVE INCENTIVE PLAN

                                  PLAN DOCUMENT

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                                TABLE OF CONTENTS

SECTION                                              PAGE
---------------------------------------------------------
Purpose                                               1

Administration                                        1

Eligibility                                           1

Size of Award Opportunities                           1

Performance Criteria                                  2

Performance Goals                                     2

Annual Incentive Schedule                             3

Withholding                                           3

Payment                                               3

Sale of Bank                                          3

No Guarantee of Employment                            4

Modification and Termination                          4

Extraordinary Items                                   4

Termination                                           4

                    Exhibit A -  2004 participants

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                              PANHANDLE STATE BANK

                          2004 EXECUTIVE INCENTIVE PLAN

This document describes the 2004 Executive Incentive Plan (the Plan) for Panhandle State Bank (the Bank).

1.       PURPOSE

         The purpose of the Plan is to be an effective management tool to help improve performance by providing variable reward opportunities in return for achieving Bank goals. Specific objectives of the Plan include:

         -    Support the Bank's new strategic direction.

         -    Provide motivation to achieve Bank goals.

         -    Support and reinforce a sense of teamwork among management.

         - Provide financial rewards directly related to measured performance.

         -    Attract and retain high quality management.

2.       ADMINISTRATION

         The Plan will be administered by the Human Resource Committee of the Board of Directors (the Committee). The Committee will assure that the Plan is implemented and maintained according to Plan provisions.

3.       ELIGIBILITY

         Participation in the Plan will include key members of the executive team. The CEO of the Bank (the CEO) will recommend who participates in the Plan for Committee approval. The CEO will communicate such participation to each participant at the beginning of each Plan year. Participants must be employed at the Bank on December 31 to qualify for incentive payouts earned during that year. Participants for fiscal year 2004 are listed in Exhibit A of this Plan.

         The CEO will review Plan eligibility at the beginning of each year and, if appropriate, recommend additional participants for Committee approval.

4.       SIZE OF AWARD OPPORTUNITIES

         To be most effective, incentive opportunities must be meaningful and competitive. To accomplish this, participants are assigned target incentive opportunities based on each position's relative level of impact on the Bank's overall performance.

         Target incentive levels represent the size of earned incentive awards if all established performance goals are achieved. Actual earned incentives will likely be higher or lower, depending on actual performance measured against predetermined goals.

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         The CEO will communicate the appropriate target incentive percent to each participant at the beginning of each Plan year. The target incentive levels for the 2004 participants are listed in Exhibit A of this Plan. The Committee has the authority to revise the target incentive opportunities as deemed appropriate.

5.       PERFORMANCE CRITERIA

         Annual incentive rewards will be generated based on the Bank's actual performance results relative to performance criteria consistent with the Bank's strategic goals, through the following process:

         - Prior to the beginning of each Plan year, Bank management will select appropriate performance criteria and develop annual performance goals for the Bank for Committee approval.

         - Each performance goal will be weighted to reflect relative importance.

         - During the year, performance relative to plan is monitored and, if necessary, action steps are taken to improve performance.

         - At the end of the year, actual annual performance is measured against goal to determine the extent, if any, to which incentive rewards are generated for each participant.

         The following performance criteria will be used to establish annual performance goals as a basis for annual incentive awards for 2004:

         PERFORMANCE CRITERIA

             -    Net Income After Tax (Weighted @ 60%)

             -    Average Asset Growth (Weighted @ 40%)

         At the beginning of year, the CEO will review and, if necessary, revise the performance criteria, and recommend appropriate weighting for Committee approval.

6.       PERFORMANCE GOALS

         The key to the success of the annual incentive plan is establishing appropriate performance goals that must be achieved to generate incentive awards. To be most effective, performance goals must be reasonable in terms of being achievable, but must require significant stretch to justify additional compensation opportunities.

         At the beginning of each year, at least three specific performance measurements will be established for each performance criterion.

         - Threshold Performance Level - The minimum acceptable level of performance below which no incentives will be paid.

         - Targeted Performance Level - The expected level of performance that will generate

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              target incentive awards.

         - Outstanding Performance Level - The exceptional level of performance that will generate outstanding incentive awards.

         All established incentive goals must be approved by the Committee.

7.       ANNUAL INCENTIVE SCHEDULE

         Once the annual performance goals are established and approved by the Committee, an annual incentive schedule is prepared for each participant that relates actual Bank performance to earned incentive awards. An example of an annual incentive schedule is presented below, assuming a target incentive level of $50,000:

         -

         The Committee has the authority to adjust any participant's earned incentives upward or downward to reflect the individual performance of the participant during the Plan year.

8.       WITHHOLDING

         The Bank shall deduct the regulatory tax withholding amounts from any earned incentive awards that are paid.

9.       PAYMENT

         Earned incentive awards, if any, will be paid in one lump sum on or before 45 days after the end of the Plan year.

10.      SALE OF BANK

         In the event more than 50% of the stock of the Bank is sold, all participants will be paid in one lump sum on a prorata basis for performance level goals reached for the most current quarter ended no later than one day prior to the sale event.

11.      NO GUARANTEE OF EMPLOYMENT

         Nothing in the Plan or any Plan materials guarantees employment at the Bank. Further, this Plan should not be implied as any contract agreement.

12.      MODIFICATION AND TERMINATION

         The Committee has the right to amend or terminate the Plan at any time. However, termination or modification of the Plan during the year will not negatively affect performance goals and incentive opportunities up until the point of termination.

13.      EXTRAORDINARY ITEMS

         The Committee has the authority but no obligation to exclude any extraordinary accounting

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         items such as changes in generally accepted accounting procedures, sales of major assets or regulatory changes.

14.      TERMINATION

         Participants must be employed by the Bank on the last day of the Plan year to receive earned incentives for that year. Participants who retire or are disabled during the year will receive earned incentives on a prorata basis for time actually worked, based on the appropriate performance results. If a participant dies, the estate will receive a prorata earned incentive award. Participants who voluntarily or involuntarily terminate during the year forfeit their rights to any earned incentive for that year. No incentive earnings will be calculated until the end of the current Plan year.

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                                                                       Exhibit A

                              Panhandle State Bank
                         2004 Executive Incentive Plan
                                2004 Participants

                                            2004 Target Incentive
         Positions                          as a Percent of Salary)
         ---------                          -----------------------
            CEO                                      40%
         President                                   40%
 Chief Operations Officer                            40%
Senior Credit Administrator                          40%
  Chief Financial Officer                            40%

                               Base      40% Target     Total Comp.
                               ----      ----------     ----------
CEO                          $180,000      $72,000       $252,000
President                    $147,500      $59,000       $206,500
COO                          $140,000      $56,000       $196,000
Sr. Credit Administrator     $108,150      $43,260       $151,410

         The Short Term Bonus Payment is calculated as a percentage of the Executive's base compensation and is measured against performance to IMCB's Annual Consolidated Financial Plan. The Target Bonus at 40% is the performance expected to meet plan. Bonus pay-outs over and under plan are recommended as follows:

   Net income after tax (Weighted @ 60%)
   ---------------------------------------
-  Needs Improvement            $3,800,000
-  Achieved                     $4,000,000
-  Consistently Exceeds         $4,200,000
-  Far Exceeds                  $4,600,000

   Average Asset Growth (Weighted @ 40%)
   -------------------------------------
-  Needs Improvement               15%
-  Achieved                        17%
-  Consistently Exceeds            19%
-  Far Exceeds                     21%

See Executive Compensation Bonus Matrix used to define pay-out.

Bonuses will be accrued monthly, reviewed by the Board of Directors quarterly, and paid to the Executive within 45 days of the end of each Plan year.

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